Amendment No. 6 to

Fund Participation Agreement

This Amendment No. 6 to the Fund Participation Agreement (the “Amendment”) by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company of America, BlackRock Variable Series Funds, Inc. (the “BVSF”), on behalf of each of its series, BlackRock Variable Series Funds II, Inc., on behalf of each of its series, BlackRock Advisors, LLC and BlackRock Investments, LLC (collectively, the “Parties”).

The AXA Equitable Life Insurance Company and MONY Life Insurance Company of America (together, the “Company”) have entered into the Fund Participation Agreement, as amended (the “Agreement”) with BlackRock Advisors, LLC, BlackRock Investment, LLC and BVSF relating to certain series of BVSF (the “Portfolios”).

In connection with a potential reconfiguration of the boards of directors/trustees of certain BlackRock-advised funds, three Portfolios of BVSF, BlackRock High Yield V.I. Fund, BlackRock Total Return V.I. Fund and BlackRock U.S. Government Bond V.I. Fund, will reorganize (the “Reorganizatons”) into newly-created series (the “New Portfolios”) of a newly-organized Maryland corporation, BlackRock Variable Series Funds II, Inc. (“BVSF II”). It is expected that the closing of the Reorganizations will occur on or about September 17, 2018 (the “Closing”).

In light of the above, the Parties to the Agreement agree that effective upon the Closing:

The Agreement is amended so that (i) all references to the “Fund” shall include BVSF II and BVSF II shall become a party to the Agreement, bound by its terms in all respects to the same extent as BVSF, and (ii) Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule B”.

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The Company agrees that to the extent it accepts fees or executes transactions pursuant to the Agreement after the Closing, the Company will be deemed to have agreed to the terms of this Amendment. To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

Agreed and Accepted:

Firm Name: AXA Equitable Life Insurance Company	Firm Name: MONY Life Insurance Company of America
Signature:	Signature:

Name: Steven M. Joenk	Name: Steven M. Joenk

Title: Managing Director	Title: Senior Vice President

Dated: 21, 2018	Dated: 21, 2018

Firm Name: BlackRock Variable Series Funds, Inc.	Firm Name: BlackRock Variable Series Funds II, Inc.
Signature:	Signature:

Name: Charles Park	Name: Charles Park

Title: Chief Compliance Officer	Title: Chief Compliance Officer

Dated: Oct. 30, 2018	Dated: Oct. 30, 2018

Firm Name: BlackRock Investments, LLC	Firm Name: BlackRock Advisors, LLC

Signature:	Signature:

Name: Jonathan Maro	Name: Michael J. Ferraro

Title: Director	Title: Director

Dated: Oct. 29, 2018	Dated: Nov 1, 2018

SCHEDULE B

Available Portfolios and Share Classes of the Company:

BlackRock Variable Series Funds, Inc.

Fund Name	Class	CUSIP	Ticker

Equity Funds

BlackRock Advantage Large Cap Core V.I. Fund	I	09253L61I	LGCCI

BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII

BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII

BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT

BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT

BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII

BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI

BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII

BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII

BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI

BlackRock Basic Value V.I. Fund	II	09253L504	BAVII

BlackRock Basic Value V.I. Fund	III	09253L603	BVIII

BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI

BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII

BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI

BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII

BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI

BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII

BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII

BlackRock International V.I. Fund	I	09253L645	IVVVI

BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX

BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX

BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI

BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII

BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI

BlackRock Managed Volatility V.I. Fund	III	09253L306	ABIII

Fund Name	Class	CUSIP	Ticker

Index Funds

BlackRock International Index V.I. Fund	I	09253L355	BIIVX

BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI

BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

BlackRock S&P 500 Index V.I. Fund	III	09253L652	IVIII

BlackRock Small Cap Index V.I. Fund	I	09253L348	BSIVX

Fund Name	Class	CUSIP	Ticker

Money Market Fund*

BlackRock Government Money Market V.I. Fund	I	09253L876	DMMKI

* No fees shall be paid for the Money Market V.I. Fund.

BlackRock Variable Series Funds II, Inc.

Fund Name	Class	CUSIP	Ticker

Fixed Income Funds

BlackRock High Yield V.I. Fund	I	09258X107	HICUI

BlackRock High Yield V.I. Fund	III	09258X206	HCIII

BlackRock Total Return V.I. Fund	I	09258X305	CRBDI

BlackRock Total Return V.I. Fund	III	09258X404	CBIII

BlackRock U.S. Government Bond V.I. Fund	I	09258X503	GVBDI

BlackRock U.S. Government Bond V.I. Fund	III	09258X602	GBIII

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